UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 3, 2011
Date of Report (Date of Earliest event reported)

BioCarbon Solutions International Inc

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-148546	20-8248213

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Gran Street, Sault Ste Marie, Ontario Canada P6A 5K9
(Address of principal executive offices)  (Zip Code)

(705) 253-0339 x 25
www.bio-carb.com
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2011, the company entered into a License Agreement with 1776729 Ontario Corporation for the acquisition of a process for the purification of rare earths. The license grants exclusive rights to the Company for the use of a process permitting the purification of rare earths from ores. Under the terms of the license the Company shall pay a royalty of 5% of the gross revenues generated from the use of the license, provided the first $2000 be paid as 20,000,000 common restricted shares of the company. The technology is an untested 9-step process that may be the object of one or several PCT and/or regional patent applications in the future.  No revenues were ever generated from the use of the technology licensed from 1776729, which is a holding company with no commercial activities and is owned by Dr Duchesne, his wife and son.  There was no brokerage fees or commissions paid to anyone for this transaction.  The company will need to pursue commercial demonstration of the technology in question, especially conduct testing to determine for example the different concentrations of solvents, residence time of specific and processing speeds necessary for the use.  The claims of the technology are that it reduces the cost of extraction costs by reducing energy consumption while increasing rare earth uptake significantly as compared to traditional technologies. The license agreement is appended as exhibit except that the technology description is withheld in order to maintain priority of the invention as per international and national patent laws preventing disclosure prior to filing patents.

On November 2, 2011 the Company elected to rename its Nova Scotia mineral claims as follows:
1.	Exploration License Number 09388 is re-designated “The Byers Brook License”
2.	Exploration License Number 08996 is re-designated “The Shatter Lake License”

Section 2 – Financial Information

Item 2.01 Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 31, 2011, the company exercised from Mr. Matthew Sacco its option, granted on October 23, 2011—provided as exhibit to our 8k filing of October 26, 2011, to acquire the rights of Track 90, claim CDEF*LMNO from the Byers Brook License (exploration license 09388) in exchange for 6,000,000 restricted common shares of the company.

On October 31, 2011, the company exercised from Mr Matthew Sacco its option, granted on October 23, 2011—provided as exhibit to our 8k filing of October 26, 2011, to acquire the rights of Tract 65, claim AB*C*D*E*GHJ*K*L*M*N*O*P*Q from the Shatter Lake License (exploration license 08996) in exchange for 7,500,000 restricted common shares of the company.

On November 3, 2011, the company exercised from Mr. Matthew Sacco its option, granted on October 23, 2011—provided as exhibit to our 8k filing of October 26, 2011, to acquire the rights of Track 103 claim CD from the Byers Brook License (exploration license 09388) in exchange for 6,000,000 restricted common shares of the company.

On November 3, 2011, the company exercised from Mr Matthew Sacco its option, granted on October 23, 2011—provided as exhibit to our 8k filing of October 26, 2011, to acquire the rights of Tract 66 claim A*B*C*DEF*G*H*J*K from the Shatter Lake License (exploration license 08996) in exchange for 7,500,000 restricted common shares of the company.

On October 31, 2011, the company entered into a License Agreement with 1776729 Ontario Corporation for the acquisition of a process describing the purification of rare earths, a company owned by Dr Luc C Duchesne and who is also President and CEO of the company (“The Technology”).  The license grants exclusive rights to the Company for the use of a process permitting the purification of rare earths from minerals. Under the terms of the license a royalty of 5% of the gross revenues generated from the use of the license, provided the first $2000 be paid as 20,000,000 common restricted shares of the company. The technology is an untested 9-step process that may be the object of one or several PCT patent application in the future.  No revenues were ever generated from the use of the technology licensed from 1776729, which is a holding company with no commercial activities and is owned by Dr Duchesne, his wife and son.  There was no brokerage fees or commissions paid to anyone for this transaction.  The company will need to pursue commercial demonstration of the technology in question, especially conduct testing to determine for example the different concentrations of solvents, residence time of specific solvents and processing speeds necessary for the use of such solvents.  The claims of the technology are that it reduces the cost of extraction costs by reducing energy consumption while increasing rare earth uptake significantly as compared to traditional technologies. The license agreement is appended as exhibit except that the technology description is withheld in order to maintain priority of the invention as per international and national patent laws.

The acquisition of this license with 1776729 will permit to diversify the company’s current business opportunities, more particularly to begin a process whereby the company shall license the technology to others or begin purification of the minerals from its claims. Rare earths are a group of mineral (generally the lanthanides) which are used in various renewable energy and military applications including lasers, hydrogen cells, wind turbines and others.  Currently, 96% of the world’s production of rare earths is from China and there is international concern that rare earth availability may be strategically reduced by the Chinese government.

Whereas a number of companies have built business plans around the exploration of rare earths, there is a need to combine rare earth minerals with unique scientific expertise to further own the rare earth value chain.  Hence the company is planning to combine its carbon expertise with its expertise to produce extract chemicals in small amounts from various complex mixtures.  Therefore management believes there is a unique business case for developing rare earth extraction technologies that are carbon neutral, use little energy and highly efficient. These can then be applied to rare earth-rich properties owned by the company.  Further, an emerging trend in the rare earth industry is to co-develop rare earths together with other opportunities. Our current business model is to emphasize rare earths together with carbon and possibly other minerals.  Over the next months management will develop property specific business plans targeting rare earths in Nova Scotia, alluvial gold in Sierra Leone and cold in Tennessee as per our carbon development agreements pertaining in the aforementioned locations.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of October 31, 2011, the number of shares of Common Stock beneficially owned of record by executive officers, directors and persons who hold 5% or more of the outstanding common stock of the Company.

Beneficial Owner	Amount of Stock Owned		% Ownership
Matthew Sacco	46,500,000		46.0%
2173 Rochester Circle
Oakville, Ontario
L6M 5E3 Canada

Luc C Duchesne	24,000,000	(1)	23.7%
132 Leo Avenue
Sault Ste Marie, Ontario
P6A 3V7 Canada

Lacey Holdings	23,333,333		23.0%
2nd Floor, 33Waterfront Drive,
PO Box 3339, Road Town,
Tortola, BVI

Others	7,366,686		7.3%

Total issued	101,200,019		100%

(1) Shares registered to 1776729 Ontario Corporation a company controlled by Dr Duchesne, his wife and his son.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk.  Substantive quantitative and qualitative disclosure of market risks have been discussed at length in the company’s previous filings including 8k filed on October 26, 2011.  Additionally, there are new risks associated with the license with 1776729, which may not lead to economic extraction of rare earths as expected because of economic, technical or market difficulties.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On October 31, 2011, the company exercised from Mr Matthew Sacco its option (granted on October 23, 2011—provided as exhibit to our 8k filing of October 26, 2011)  to acquire the rights of Track 90, claim CDEF*LMNO from the Byers Brook Claims (exploration license 09388) in exchange for 6,000,000 restricted common shares of the company.

On October 31, 2011, the company exercised from Mr Matthew Sacco its option (granted on October 23, 2011—provided as exhibit to our 8k filing of October 26, 2011, to acquire on the acquisition of the Tract 65, claim AB*C*D*E*GHJ*K*L*M*N*O*P*Q from the Shatter Lake Claims (exploration license 08996) in exchange for 7,500,000 restricted common shares of the company.

On November 3, 2011, the company exercised from Mr. Matthew Sacco its option, granted on October 23, 2011—provided as exhibit to our 8k filing of October 26, 2011, to acquire the rights of Track 103 claim CD from the Byers Brook License (exploration license 09388) in exchange for 6,000,000 restricted common shares of the company.

On November 3, 2011, the company exercised from Mr. Matthew Sacco its option, granted on October 23, 2011—provided as exhibit to our 8k filing of October 26, 2011, to acquire the rights of Tract 66 claim A*B*C*DEF*G*H*J*K from the Shatter Lake License (exploration license 08996) in exchange for 7,500,000 restricted common shares of the company.

On October 31, 2011, the company entered into a License Agreement with 1776729 Ontario Corporation for the acquisition of a process describing the purification of rare earths, a company owned by Dr Luc C Duchesne and who is also President and CEO of the company.  The license grants exclusive rights to the Company for the use of a process permitting the purification of rare earths from minerals. Under the terms of the license a royalty of 5% of the gross revenues generated from the use of the license, provided the first $2000 be paid as 20,000,000.

In the aforementioned transactions in Item 3.02 all shares are issued as restricted securities and bear restrictive language on the face of the issued.

Section 5 – Corporate Governance and Management

Matter subjected to shareholders

On October 31, 2011 the Company decided to change its name from Bio-Carbon Solutions International Inc to NSU Resources Inc.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

10.1	Exercise of mineral rights options October 31, 2011

10.2	Exercise of mineral rights options November 3, 2011

10.3	Resolutions name change, exercise of mineral rights, license agreement

10.4	License agreement with 1776729 Ontario Corporation

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Bio-Carbon Solutions International Inc.

Date: October 31, 2011	By:	/s/Luc C Duchesne
	Name:	Luc C. Duchesne
	Title:	President and Chief Executive Officer

The information in this report and the exhibits hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.

Exhibit Index

Exhibit No.	Description

10.1	Exercise of mineral rights options

10.2	Exercise of mineral rights options

10.3	Resolutions name change, exercise of mineral rights, license agreement

10.4	License agreement with 1776729 Ontario Corporation